EXHIBIT 99.1

Constant Contact Promotes Christopher M. Litster to Lead Worldwide Sales and Marketing,

Re-affirms Q1 and FY 2013 Financial Guidance

WALTHAM, Mass. – February 25, 2013 – Constant Contact®, Inc. (NASDAQ) has promoted Christopher M. Litster to senior vice president, sales and marketing. Previously vice president and general manager of Constant Contact’s EventSpot business unit and a member of the executive team, Litster will now head worldwide sales and marketing for the company. He will continue to report to CEO Gail Goodman.

In his more than seven years at Constant Contact, Litster has served in a variety of senior sales and marketing positions, running the conversion, website, and product marketing teams, in addition to the EventSpot business unit. In that time, he has developed a deep knowledge of both Constant Contact’s business and the small business market the company serves.

“Chris’s strategic and operational leadership have proven to be great assets to Constant Contact throughout his tenure here, and I’m confident that he is the right person for the job. He knows the Constant Contact business inside and out, plus he knows the team and the organization, which means zero time spent getting up to speed on our business,” said Goodman. “Our focus remains firmly on delivering near-term customer growth and executing against our long-term goal of revolutionizing the success formula for small businesses.”

Litster replaces Rick Jensen, who is leaving Constant Contact due to a family medical situation. Jensen will remain with Constant Contact through the end of the first quarter to ensure a smooth transition. “We thank Rick for all of his contributions. He has been a great leader here at Constant Contact, and we’re disappointed to see him go. Of course, we fully understand and support his decision to focus on his family during this difficult time,” said Goodman.

Joel Hughes, senior vice president of strategy and corporate development, will lead the EventSpot business unit, reporting to Goodman. “Joel’s past experience will serve us well as we continue to make EventSpot one of our major growth catalysts,” said Goodman.

In conjunction with this announcement, Constant Contact is re-affirming its previously stated financial guidance for the first quarter and the full year 2013, previously announced in its financial results press release dated Thursday, January 31, 2013.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing™ – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow®, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s financial guidance for the first quarter and full-year 2013 and the ability to grow its EventSpot product offering. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social Campaigns and SaveLocal products, the successful integration of SinglePlatform, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

(CTCT-F)

Media Contact:

Erika Tower, Constant Contact

781-482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky, Constant Contact

339-222-5740

ir@constantcontact.com

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